Exhibit 10.1
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of September 4, 2007 between PRG-Schultz International, Inc., a Georgia corporation (the “Company”), and U.S. Bank National Association, as Trustee (the “Trustee”), to the Indenture between the Company and the Trustee, dated as of March 17, 2006, as amended or supplemented from time to time, applicable to the 11% Senior Notes due 2011 (the “Indenture”).
W I T N E S S E T H:
     WHEREAS, the Company has requested the Trustee to enter into this Supplemental Indenture for the purpose of amending the Indenture in accordance with Sections 9.02 and 9.06 of the Indenture and waiving Section 4.10 of the Indenture, as more particularly described below; and
     WHEREAS, consents of the Holders of at least a majority in aggregate principal amount of the Notes (as defined in the Indenture) to the execution of this Supplemental Indenture, in accordance with Section 9.02 of the Indenture, have been delivered to the Trustee.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO THE INDENTURE
     Section 1.1 Section 3.01 of the Indenture is amended hereby by deleting the second paragraph thereof in its entirety and replacing such second paragraph with the following:
     The Company may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ prior notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to the applicable Redemption Date, if redeemed during the periods beginning on the Issue Date and each of the following indicated periods, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
Issue Date through March 14, 2007	104%
March 15, 2007 through March 14, 2008	102%
March 15, 2008 and thereafter	100%
     Section 1.2 Section 3.02 of the Indenture is hereby amended by deleting the first sentence thereof in its entirety and replacing such first sentence with the following:

     If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.01 hereof, it shall notify the Trustee at least 15 days prior but not more than 60 days prior to the Redemption Date of such intended Redemption Date, the principal amount of Notes to be redeemed and the CUSIP numbers of the Notes to be redeemed.
     Section 1.3 Section 3.04 of the Indenture is hereby amended by deleting the second sentence thereof in its entirety and replacing such second sentence with the following:
     Subject to Section 3.08 and 3.14 hereof, such notice shall be given not less than 15 nor more than 60 days prior to the Redemption Date for redemption pursuant to Section 3.01.
     Section 1.4 Section 4.07 of the Indenture is hereby amended by inserting the following immediately after subparagraph (b)(vi) thereof:
     (vii) the redemption of the 10% Senior Convertible Notes due 2011 if the Notes are redeemed in full, but not in part, simultaneously with the redemption of the 10% Senior Convertible Notes.
ARTICLE II
WAIVER
     Section 4.10 of the Indenture is hereby waived solely with respect to the application of such Section 4.10 to (a) the execution and delivery by the Company of that certain 2007 Amended and Restated Standstill Agreement and (b) the execution and delivery by the Company of that certain Conversion and Support Agreement.
ARTICLE III
EFFECTIVE TIME
     The effectiveness of this Supplemental Indenture shall be subject to the execution and delivery by the parties hereto. Upon the satisfaction of this condition precedent, this Supplemental Indenture shall become effective without any further action by any Person as of the date hereof.
ARTICLE IV
MISCELLANEOUS PROVISIONS
     Section 4.1 The Indenture, as amended and modified by this Supplemental Indenture, is in all respects ratified and confirmed; this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; and all the terms, conditions, and provisions of the Indenture shall remain in full force and effect, as amended and modified hereby.

     Section 4.2 This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance therewith.
     Section 4.3 The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     Section 4.4 This Supplemental Indenture may be executed in any number of counterparts and by different parties thereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     Section 4.5 Capitalized terms used herein without definition have the meanings assigned such terms in the Indenture.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date hereof.

PRG-SCHULTZ INTERNATIONAL, INC.
By:	/s/ Peter Limeri
Name:	Peter Limeri
Title:	Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Paul L. Henderson
Name:	Paul L. Henderson
Title:	Assistant Vice President